UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2019

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On August 15, 2019, OraSure Technologies, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) between the Company and CryoConcepts LP (“CryoConcepts”), pursuant to which the Company has agreed to sell certain assets associated with the Company’s cryosurgical systems business (the “Business”), including the Company’s professional Histofreezer product line and several private label cryosurgical products sold in the consumer market, along with related patents and trademarks, customer contracts and goodwill associated with the Business, for an aggregate purchase price of $12.0 million in cash (the “Sale”). The Company will provide certain transitional services to CryoConcepts pursuant to a transition services agreement. Under the Agreement, the Company has agreed to certain non-competition and non-solicitation provisions, including that it will not, for a period of three years following the closing of the transaction, conduct, operate establish or acquire a greater than 10% voting interest in any person or entity that involves the development, manufacture and sale of products used for the removal of benign skin lesions through cryosurgery or freezing that are competing with the Business.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

On August 16, 2019, the Company completed the Sale of the Business to CryoConcepts for $12.0 million in cash.

The foregoing description of the Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 19, 2019, the Company issued a press release announcing the Sale and providing updated financial guidance for the third quarter and full-year 2019 that reflects the disposition of the Business.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The fact that the information and Exhibit are being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report or attached Exhibit.

Item 9.01Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company dated as of June 30, 2019 and consolidated statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019, each giving effect to the Sale are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated August 15, 2019, between OraSure Technologies, Inc. and CryoConcepts, L.P.

99.1	Press Release, dated August 19, 2019, announcing the sale of the Company’s cryosurgical systems business and providing updated financial guidance for the third quarter and full-year 2019.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission upon request.

The representations, warranties and covenants contained in the Agreement were made only as of specified dates for the purposes of the Agreement, were made solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by the parties. In particular, the representations, warranties and covenants contained in the Agreement were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and to reports and documents filed with the U.S. Securities and Exchange Commission. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 19, 2019	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary